Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-85657, Form S-8 No. 33-57131, form S-8 No. 33-62968, Form S-8 No. 33-33958, Form S-8 No. 33-20069) pertaining to the Moog Inc. Savings and Stock Ownership Plan of our report dated January 23, 2004 with respect to the financial statements and schedules of the Moog Inc. Savings and Stock Ownership Plan included in the Annual Report (Form 11-K) for the year ended September 30, 2003.

                                                                                                /s/ Ernst & Young LLP

Buffalo, New York
March 22, 2004